Consent of Independent Registered Public Accounting Firm





We consent to the reference to our firm under the captions "Financial Statements" and "Financial Highlights" in each of the Prospectuses in Part A and in "Financial Statements" and "Portfolio Holdings Disclosure" in the Statement of Additional Information in Part B, and to the incorporation by reference in Part B of our report dated November 24, 2004, on the financial statements and the financial highlights of Principal Investors Fund, Inc., filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 44 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 33-59474).


                                                      /s/ERNST & YOUNG LLP


Des Moines, Iowa
November 18, 2005